Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

TECHNOLOGY LICENSE AGREEMENT

THIS LICENSE AGREEMENT is effective the 26th day of September, 2013 between Butamax Advanced Biofuels LLC, a Delaware limited liability company located at Bldg 356, DuPont Experimental Station, Wilmington, DE ("BUTAMAX"), and Highwater Ethanol LLC, a Minnesota limited liability company located at 24500 U.S. 14, Lamberton, MN ("HIGHWATER").

    WHEREAS, the Parties have entered into a binding Term Sheet for Phase 1 Plant Retrofit (the “Term Sheet”) dated July 18, 2013, pursuant to which the Parties desire to enter into the instant Technology License Agreement (“License Agreement”) concurrent with execution of other agreements designated the Definitive Agreements in said Term Sheet;

WHEREAS, BUTAMAX has certain intellectual property and technology, including a developing patent portfolio, patents, know-how, trade secrets, products, processes, proprietary equipment and other Technical Information, relating to Project Nemo Facility and is willing to provide certain rights to certain of such intellectual property to HIGHWATER and HIGHWATER desires to obtain such rights as well as related obligations as described herein;

THEREFORE, in consideration of the mutual understandings and obligations herein set forth, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS For the purpose of this License Agreement, capitalized terms used herein (including in the preamble and recitals hereto) and not otherwise defined herein shall have the following meanings:

1.1    “Affiliate” shall mean, with respect to any person or entity, any person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity provided that any such person or entity which is a Competitor or in which a Competitor has any ownership interest shall not be an Affiliate. For the purposes of this definition, the term "control" or "controls" or "controlled" means either (a) the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity whether by contract or otherwise or (b) ownership of fifty percent or more of the stock or other equity interest in a person or entity.

1.2    “Butamax Agreements" and “Definitive Agreements” both shall mean (a) an Easement for Construction and Process Demonstration Agreement (the "Easement Agreement"), (b) an Equipment Lease (the "Lease"), (c) this License Agreement, (d) a Security Interest Agreement (“Security Agreement”), and (e) a Technology Demonstration Risk Reduction Agreement (“Risk Reduction Agreement”) executed concurrent with this License Agreement.

1.3    “BUTAMAX Confidential Information” means business and technical information, including Technical Information in any form (including samples), pertaining or related to the engineering design, implementation, use, testing, sampling, operation, demonstration and sale of product produced from the Butamax Unit or any information related to (i) any other BUTAMAX technology or business information, (ii) BUTAMAX contractors, negotiations and agreements, and (iii) BUTAMAX biobutanol strategy; disclosed prior to termination of this License Agreement that is identified by or on behalf of BUTAMAX as constituting ”Confidential Information” (or a similar legend). The term includes information that is disclosed orally or visually and identified as constituting Confidential Information at the time of disclosure. The term does not include information that (a) is or becomes known to the public through no fault of HIGHWATER; (b) is learned by HIGHWATER from a third party entitled to disclose it, provided that the third party does

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not impose restrictions of confidentiality or non-use on HIGHWATER; (c) was already known to HIGHWATER at the time of disclosure by or on behalf of BUTAMAX, without third party restrictions of confidentiality or nonuse, or a direct or indirect obligation of such third party to BUTAMAX to maintain confidentiality, as shown by HIGHWATER’s prior written records; or (d) is developed by or for HIGHWATER prior to the Effective Date of this License Agreement without use of the BUTAMAX Confidential Information as shown by HIGHWATER’s prior written records. Information disclosed hereunder shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general knowledge in the public domain or in HIGHWATER’s possession. In addition, no combination of features shall be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in HIGHWATER’s possession, unless the combination itself and its principle of operations are in the public domain or in HIGHWATER’s possession.

1.4    “BUTAMAX Intellectual Property” shall mean, to the extent Controlled by BUTAMAX, (a) all Technical Information, and any patents and patent applications related thereto set forth in Exhibit 1, including Technical Information incorporated in the Butamax Unit and the Butamax Process descriptions, as set forth in Exhibit 1, and (b) any know-how incorporated in, or patents that cover, the Inventions related thereto.

1.5    “Butamax Process” shall mean that process for feedstock processing and recovery of corn oil *** described in Exhibit 1.

1.6     "Competitor" shall mean any entity other than BUTAMAX or an Affiliate of BUTAMAX *** a Competitor shall not include a corn oil derived biodiesel technology supply company so long as any implementation of such company’s biodiesel technology in the Plant that uses the Product does not adversely affect the value proposition for biobutanol or implementation of the biobutanol technology in any way.

1.7    “Controlled” shall mean, when used in reference to intellectual or other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual or other intangible property or materials, and has the ability to grant a license or sublicense or other right to use such intellectual or other intangible property or materials, as applicable, as provided for herein, without violating the terms of any agreement or other arrangement with any third party.

1.8    “Effective Date” means the date indicated above as being the effective date of this License Agreement, which shall be conditional upon full execution of the Butamax Agreements, and BUTAMAX execution of definitive terms with the Project Nemo Facility builder.

1.9    “Field of Use” means implementation, demonstration, operation and use of the Project Nemo Facility at the Plant as defined in the LTP solely for production of saleable corn oil during ethanol production. Such corn oil sales may be on a global basis. The Field of Use also permits operation of the Project Nemo Facility at BUTAMAX’s direction for purposes of the easements granted by Highwater to BUTAMAX in the Easement Agreement.

1.10    “Improvements” has the meaning given in paragraph 2.4.

1.11    “Inventions” has the meaning given in paragraph 2.5.

1.12    “License Term” is the period of time in which BUTAMAX has granted a license to HIGHWATER. As it pertains to BUTAMAX Intellectual Property, this period commences on the Effective

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Date and continues until expiration of the last to expire Patents, unless earlier terminated. The License Term may be terminated prior to expiration of the last to expire Patent as provided herein.

1.13     “LTP” means the construction release Licensing Technology Package that contains Technical Information. BUTAMAX will provide the Technical Information from the LTP to Highwater as needed and as reasonably practicable.

1.14    “Party” means BUTAMAX or HIGHWATER depending on the context, and “Parties” means BUTAMAX and HIGHWATER.

1.15    “Patents” means any BUTAMAX Controlled patents/patent applications listed in attached Exhibit 1, including, but not limited to, provisional, utility, divisional, continuation, continuation-in-part, and design patent applications, any continuing or divisional application thereof, any patent granted on any aforesaid patent application, and any extension, revival, reissue, reexamination and foreign patents and patent applications that rely on aforesaid patents and patent applications in whole or in part for an effective priority date.

1.16    “Payment” has the meaning set forth in the Lease.

1.17     “Plant” means only the HIGHWATER ethanol plant located at Lamberton Minnesota having a nameplate or nominal capacity of about fifty-five to sixty (55-60) million gallons of ethanol per year. Plant shall not include the Butamax Unit unless specifically stated.

1.18    “Product” shall mean saleable corn oil made, used, or sold from use or operation of the Project Nemo Facility. ***

1.19    “Project Nemo Facility” is also referred to herein as the “Butamax Unit” shall mean that technology and equipment (including the housing for the technology and equipment), but excluding any intellectual property, for feedstock processing and recovery of corn oil *** described in Exhibit 1.

1.20    “Samples” may be taken by or for BUTAMAX at BUTAMAX’s request in accordance with the Easement Agreement. All samples and analysis will be owned by Butamax and are considered BUTAMAX Confidential Information hereunder.

1.21    “Technical Information” means know-how, trade secrets, data, samples, software (including copyrights in said software), training material, engineering design, equipment specifications, and technology, including all technical information embodied in the LTP, the Butamax Unit and the Butamax Process, that is disclosed to HIGHWATER by or on behalf of BUTAMAX pursuant to this License Agreement.

Except as otherwise expressly provided, the following rules of interpretation shall apply to this License Agreement and the other Butamax Agreements: (a) the singular includes the plural and the plural includes the singular; (b) except where otherwise specified, the word “or” is not exclusive (thus, if a party “may do (i) or (ii),” then the party may do either or both, and the party is not limited to a mutually exclusive choice between the two alternatives); (c) a reference to a person includes their successors and permitted assigns; (d) accounting terms have the meanings given to them by GAAP, as applied by the accounting entity to which they refer; (e) the words “include,” “includes” and “including” are not limiting; (f) a reference in a document to an Article, Section, Exhibit, Schedule, Annex or Exhibit is to the Article, Section, Exhibit, Schedule, Annex or Exhibit of such document unless otherwise indicated; (g) Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document; (h) references to any document,

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instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto and (ii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time to the extent permitted under the Butamax Agreements and in effect at any given time; (i) the words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document; and (j) references to “days” means calendar days, unless the term “business days” shall be used.

ARTICLE 2 - LICENSE GRANT

2.1    Nonexclusive License Subject to the terms hereof, as of the Effective Date and for the License Term, BUTAMAX hereby grants to HIGHWATER a limited, revocable, nonexclusive license under BUTAMAX Intellectual Property, to (i) use, demonstrate at BUTAMAX’s direction, and operate the Project Nemo Facility solely at the Plant, within the Field of Use; and (ii) make, use, offer or market for sale and sell Product only within the Field of Use. The BUTAMAX license granted herein is contingent upon the Parties’ execution of each of the Butamax Agreements.

2.2    This license is non-sublicensable, non-transferable, and subject to the Security Agreement and shall apply (unless terminated prior to expiration and/or HIGHWATER is in breach of this or any Definitive Agreement) only while HIGHWATER is producing: 1) ethanol or ***

2.3    BUTAMAX is and shall remain the sole and absolute owner of the Technical Information, the LTP, all BUTAMAX Intellectual Property and BUTAMAX Confidential Information, including its technology and any improvements thereto, and including Improvements and Inventions as defined below.

2.4    Improvements Should BUTAMAX further develop or improve the BUTAMAX Intellectual Property (licensed hereunder) during the Payment Term, BUTAMAX will offer to HIGHWATER pursuant to a separate license agreement or by amendment to this License Agreement, without additional requirement for Payment, a nonexclusive license to use, limited to the Field of Use and the restrictions set forth in Section 2.1 and 2.2, (i) such improvements that are the result of activities at the Plant demonstrating the use and operation of the Butamax Unit; or (ii) such improvements developed as a result of activities by BUTAMAX or BUTAMAX Affiliate utilizing the Butamax Unit; in each case, to the extent such improvements or developments (a) may provide an increase in corn oil production or quality, and/or (b) reduction in operating costs and/or improvements to the Plant or Butamax Unit efficiencies, (excluding any equipment to be provided by a third party, third party intellectual property, or any potential enzyme development activity by a third party or other party not under BUTAMAX’s control) (“Improvements”). BUTAMAX’s obligation to offer Improvements for license as provided in this paragraph 2.4, is only in effect while HIGHWATER is in compliance with all the terms and conditions of the Definitive Agreements. Any costs or fees associated with implementing any Improvements are HIGHWATER’s sole obligation. Any Improvements that have or may have third party or Affiliate encumbrances, or that are not otherwise Controlled by BUTAMAX, are specifically excluded from this paragraph. No other right or license will be provided without further agreement and payment.

2.5    Inventions All improvements, inventions, plans, designs, writings, reports, processes, ideas, know-how (including operating know-how), engineering design and discoveries made, conceived, suggested or otherwise originated or acquired by or on behalf of HIGHWATER or any of its employees, representatives, contractors, agents, Affiliate collaborators and any HIGHWATER member of the Steering Team (as defined in the Easement Agreement) (including any such individuals working for HIGHWATER and with BUTAMAX) in connection with the support, use and operation of the Project Nemo Facility, or its exercise of any other rights granted, or performance of any obligations, hereunder or in connection with the Definitive

Agreements, (“Inventions”) shall be the sole and absolute property of BUTAMAX. HIGHWATER shall, and shall cause all those working on behalf of HIGHWATER to, make full disclosure, by reports provided on at least a quarterly basis, to BUTAMAX of all such Inventions by its regular reporting of operation of the Project Nemo Facility. Such regular reporting will be pursuant to activities undertaken by the Steering Team established by the Parties in accordance with the Easement Agreement. Without limiting the foregoing and for clarity, the Inventions shall include all intellectual property conceived of, developed and/or generated as a result of (i) any activities related to the easements granted in the Easement Agreement, including any improvements to any BUTAMAX technology or improvements to the Project Nemo Facility based on BUTAMAX technology or BUTAMAX information; and/or (ii) access to BUTAMAX Confidential Information, BUTAMAX Intellectual Property, the Butamax Unit, the Butamax Process, any Samples, testing, Trials (as defined in the Easement Agreement), any other BUTAMAX technology, and/or any improvements thereto.

2.6    Assignment of Inventions Further, HIGHWATER hereby grants, assigns and conveys to BUTAMAX, or its designee, HIGHWATER’s entire right, title and interest in and to each Invention (including any HIGHWATER invented improvements) and any intellectual property derived therefrom or otherwise related thereto, whether or not patentable, and shall, at all times during the term of this License Agreement and after the expiration or termination of this License Agreement cooperate and assist BUTAMAX in protecting and perfecting such rights as may be reasonably requested by BUTAMAX, at BUTAMAX’s expense. HIGHWATER shall require terms to be agreed by its employees and contractors to effectuate the requirements of this Section 2. Such terms shall be agreed with BUTAMAX. HIGHWATER shall have the right to use all such Inventions as part of the license granted in this Section 2, so long as the license granted is in effect.

2.7    Patent Filing HIGHWATER shall not file, without the prior express written consent of BUTAMAX, any patent applications directed to inventions resulting from activities covered by the licenses granted hereunder or its exercise of any rights or performance of any obligations hereunder. The remedy for breach of this paragraph shall be assignment to BUTAMAX of any patents that issue or grant from such unauthorized filings at HIGHWATER’s sole cost and expense and HIGHWATER hereby so assigns such patents to BUTAMAX.

2.8    Patent Prosecution BUTAMAX shall control all patent prosecution and patent filing activities at its sole discretion and HIGHWATER shall cooperate in all respects with such intellectual property protection activities as reasonably requested by BUTAMAX, at BUTAMAX’s expense. Notwithstanding the foregoing, BUTAMAX has no obligation to file or maintain any patents including Patents. Any information in HIGHWATER’s possession which may support such patent filings will be provided to BUTAMAX by HIGHWATER with reasonable notice.

2.9    Third Party Technology BUTAMAX understands that HIGHWATER may wish to pursue implementing at the Plant, separate technology related to producing corn oil derived biodiesel. The rights granted in this License Agreement may be modified by written agreement to facilitate HIGHWATER using corn oil produced from the Project Nemo Facility for biodiesel production so long as implementation of such technology would not, by BUTAMAX’s determination, adversely affect (i) any Payment owed to BUTAMAX under the Lease, (ii) potential implementation of BUTAMAX biobutanol technology, and/or (iii) BUTAMAX’s security interest in the Project Nemo Facility. Should HIGHWATER implement such corn oil derived biodiesel technology, or any other technology in contravention of (i)-(iii) in this paragraph, BUTAMAX may terminate this License Agreement and remove the Project Nemo Facility at HIGHWATER’s expense.

Notwithstanding anything to the contrary in this License Agreement, any implementation by HIGHWATER of third party technology at its Plant, is specifically excluded from BUTAMAX’s representations and warranties with respect to the Project Nemo Facility, and BUTAMAX’s indemnification obligations set forth herein and in the other Definitive Agreements. Specifically, BUTAMAX makes no warranty nor has any indemnification obligations with respect to third party intellectual property OR TECHNOLOGY implemented AT THE PLANT and/or use of any corn oil produced at the Project Nemo Facility OR USING THE BUTAMAX PROCESS to make biodiesel.

2.10    Rights by Implication Neither Party has any rights or obligations under this License Agreement and nothing herein shall be construed to confer any rights upon a Party by implication, estoppel or otherwise with respect to the other Party’s technology or intellectual property, except as expressly stated herein or as expressly stated in Definitive Agreements.

2.11    Patent Marking Product information provided by HIGHWATER for any Products sold by HIGHWATER shall be labeled with an appropriate patent pending or other patent notice that pertains to BUTAMAX Intellectual Property, as provided and approved by BUTAMAX.

ARTICLE 3 - TECHNICAL INFORMATION

3.1    Transmittal of Information BUTAMAX or its designee shall transmit to HIGHWATER requisite written copies of information as reasonably practicable, including but not limited to Technical Information, including information provided in Exhibit 1 and information pertaining to the LTP, for operation and use of the Project Nemo Facility. This Technical Information is considered BUTAMAX Confidential Information.

3.2    Technical Services Technical services for the Butamax Unit will be managed by the Steering Team in accordance with the Easement Agreement. Such services are to be provided exclusively by BUTAMAX or BUTAMAX designee except where BUTAMAX has given its express written consent to HIGHWATER to solicit technical services from a third party. These BUTAMAX resources will support optimization and problem-solving as needed for the Project Nemo Facility. Terms pertaining to such technical services and the process for requesting services by HIGHWATER are provided in Exhibit 2. Where the services are provided post-Commercial Validation (as defined in the Easement Agreement) by an equipment manufacturer or by a BUTAMAX contractor, such services shall be at HIGHWATER’s expense. HIGHWATER shall at all times remain responsible for all operations and maintenance of the Plant, including control of the Plant distributed control system (“DCS”) and including during BUTAMAX provision of technical services. Such responsibility shall be consistent with any written equipment or materials warranties passed from BUTAMAX to HIGHWATER from time to time, otherwise HIGHWATER assumes risk of invalidating such warranties.

3.3    Visits and Demonstration From time to time, BUTAMAX employees and representatives shall be entitled to inspect the Plant, interview HIGHWATER employees operating the Project Nemo Facility, and review any HIGHWATER documents to ensure compliance with the terms herein.

ARTICLE 4 - TRADEMARK RIGHTS

No express or implied right is granted by this License Agreement to use any registered or unregistered trademark, trade name, service mark or commercial symbol of BUTAMAX on or in connection with the sale, distribution, marketing and promotion of any Product hereunder, unless required by BUTAMAX in writing. At BUTAMAX’s request, HIGHWATER will support BUTAMAX licensing branding strategy.

ARTICLE 5 - CONFIDENTIALITY AND NON-USE

5.1    Confidentiality HIGHWATER shall keep confidential all BUTAMAX Confidential Information disclosed pursuant to this License Agreement and shall disclose such Confidential Information only to those of its employees to whom it is necessary to so disclose for the purpose contemplated by this License Agreement. Such disclosure shall be limited to such employees who have previously agreed in writing to be bound by terms no less strict than the terms of this License Agreement. Except for disclosure by BUTAMAX (a) for purposes of protecting and defending its intellectual property rights or for other legal requirements, (b) enforcing its rights under this License Agreement, or (c) in connection with a potential or actual sale of the business or assets related to this License Agreement, neither Party shall publicly disclose any of the terms and conditions of this License Agreement without the prior written consent of the other Party.

5.2    HIGHWATER Disclosure Notwithstanding the foregoing Section 5.1, HIGHWATER may disclose the terms and conditions of this License Agreement to the extent reasonably necessary in connection with (a) the sale of HIGHWATER’s entire ownership interest in the Facility to a third party (to the extent permitted herein and/or in the other Definitive Agreements) which third party enters into an agreement with BUTAMAX assuming all of HIGHWATER’s obligations, including the license restrictions and protections of BUTAMAX Intellectual Property and BUTAMAX Confidential Information, under this License Agreement and under the BUTAMAX Agreements; provided that BUTAMAX grants prior written consent (not to be unreasonably withheld) and, in no event may such disclosure be to a Competitor, and (b) any legal reporting requirements to the United States Securities and Exchange Commission ("SEC") or any other relevant securities commission or exchange (including NASDAQ); provided that HIGHWATER shall request, and use commercially reasonable efforts to obtain, confidential treatment of the terms permitted to be redacted under applicable law and shall provide BUTAMAX with a reasonable opportunity to review any and all filings with the SEC (and other relevant securities commissions and exchanges) related hereto prior to submission thereof, and shall give due consideration to any reasonable and timely comments provided by BUTAMAX.

5.3    Non-use HIGHWATER shall not use BUTAMAX Confidential Information, including Confidential Information learned from BUTAMAX or from operation and use of the Project Nemo Facility, except for the purpose of exercising its rights and carrying out its obligations under this License Agreement.

5.4    Term of Confidentiality The obligations imposed by this Article shall survive for ten (10) years after the Effective Date of this License Agreement, except for in the case of Technical Information, in such case, with respect to trade secrets the obligation remains until such information is publicly available through no fault of HIGHWATER.

5.5     Liability for Disclosure Subject to Section 8.3, should HIGHWATER either directly or indirectly, disclose or use any BUTAMAX Confidential Information contrary to the provisions of this License Agreement, it shall be responsible for direct financial damage to Butamax and all other Liabilities that arise out of, or relate to, such disclosure or use (including any disclosure of Technical Information to a Competitor).

ARTICLE 6 - PAYMENTS

6.1    License payments In consideration for the grant of rights under the BUTAMAX Intellectual Property, HIGHWATER shall pay to BUTAMAX the Payments provided in Article 4 and Exhibit 2 of the Lease executed concurrently herewith.

6.2    Taxes To the extent HIGHWATER is required by any applicable income tax law to withhold a portion of the payment owing to BUTAMAX hereunder, BUTAMAX shall accept the resulting net payment as due performance under this License Agreement. HIGHWATER shall, however, take all necessary steps to secure the benefit of any reduction of withholding tax rate available under treaty and shall promptly provide BUTAMAX with receipt for any tax withheld.

ARTICLE 7 - REPORTS, PAYMENT INSTRUCTIONS, AND RECORDS

7.1    Reports and Records Reporting obligations are provided in the Lease and Easement Agreement and incorporated by reference herein. Breach of such requirements is a breach of this License Agreement.

ARTICLE 8 -- WARRANTIES AND LIABILITIES

8.1    BUTAMAX Warranty SUBJECT TO THE TERMS HEREOF, BUTAMAX WARRANTS THAT IT HAS THE RIGHT TO GRANT THE LICENSE EXTENDED BY ARTICLE 2. WHILE IT IS EXPECTED THAT THE INTELLECTUAL PROPERTY PROVIDED BY BUTAMAX UNDER THIS LICENSE AGREEMENT WILL BE USEFUL TO HIGHWATER TO MAKE PRODUCT ON A COMMERCIAL SCALE, BUTAMAX DOES NOT WARRANT OR GUARANTEE THAT SUCH RESULTS WILL BE OBTAINED, EXCEPT TO THE EXTENT PROVIDED IN THE LEASE WITH RESPECT TO THE BUTAMAX UNIT PERFORMANCE TEST. BUTAMAX SHALL NOT BE LIABLE TO HIGHWATER BECAUSE OF ANY FAILURE IN OPERATIONS. THRE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED OTHER THAN THOSE EXPRESSLY EXTENDED IN THIS ARTICLE 8 AND BUTAMAX HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY AND ENFORCEABILITY OF ANY OF THE BUTAMAX PATENTS LICENSED HEREUNDER AND NONINFRINGEMENT OF THE BUTAMAX PATENTS BY A THIRD PARTY. BUTAMAX REPRESENTS THAT, AND SUBJECT TO SECTION 8.5, IT HAS PROVIDED AN INDEMNITY THAT TO ITS KNOWLEDGE AS OF THE EFFECTIVE DATE, (1) THE INSTALLATION AND USE OF THE PROJECT NEMO FACILITY FOR PRODUCTION OF SALEABLE CORN OIL WILL NOT INFRINGE ANY KNOWN, VALID, GRANTED U.S. PATENTS OF ANY THIRD PARTY (INCLUDING ANY VALID, U.S. GRANTED PATENTS ONED BY GREENSHIFT), AND (2) SUBJECT TO RECEIPT OF REQUIRED PERMITS AND CONSENTS, THAT THE INSTALLATION AND OPERATION OF THE PROJECT NEMO FACILITY FOR THE INTENDED PURPOSE WILL CONFORM WITH ALL APPLICALBE LAWS. ANY TECHNICAL INFORMATION PROVIDED BY BUTAMAX OR ITS DESIGNEE IS MADE AVAILABLE ON AN "AS IS" BASIS, WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, HIGHWATER WILL NOT HAVE ANY CLAIM AGAINST BUTAMAX FOR LOST PROFITS.

8.2    HIGHWATER Warranty HIGHWATER REPRESENTS AND WARRANTS TO BUTAMAX THAT HIGHWATER HAS THE NECESSARY AUTHORIZATION TO ENTER INTO AND PERFORM ITS OBLIGATIONS UNDER THIS LICENSE AGREEMENT AND THE DEFINITIVE AGREEMENTS, AND THAT THE PERFORMANCE OF ITS OBLIGATIONS WILL NOT CONFLICT WITH ITS OBLIGATIONS TO ANY THIRD PARTY. WITHOUT LIMITED BUTAMAX'S REMEDIES OR CUASES OF ACTION FOR THE SAME, HIGHWATER COVENATNS NOT TO INFRINGE

BUTAMNAX'S INTELLECTUAL PROPERTY LICENSED HEREUNDER BY EXCEEDING OR OTHERWISE VIOLATING THE SCOPE OF LICENSE GRANTED HEREIN. HIGHWATER REPRESENTS AND WARRANTS THAT IT IS NOT SUBJECT TO ANY TERMS AND CONDITIONS THAT WOULD PREVENT IMPLEMENTATION OF BUTAMAX'S BIOBUTANOL TECHNOLOGY AND THAT IT WILL NOT ENTER SUCH TERMS WITHOUT BUTAMAX'S EXPRESS WRITTEN CONSENT. HIGHWATER FURTHER REPRESENTS THAT IT WILL USE BEST EFFORTS TO MODIFY ANY LOAN AGREEMENT OR OTHERWISE SECURE ANY NEEDED PERMISSIONS TO IMPLEMENT BUTAMAX BIOBUTANOL TECHNOLOGY ON A TIMELY BASIS (SUCH THAT ANY BIOBUTANOL PROJECT WILL NOT BE DELAYED FOR FAILURE TO ACQUIRE REQUISITE PERMISSIONS AND/OR APPROVALS).

8.3    Incidental/Consequential Damages EXCEPT FOR (A) A BREACH OF ARTICLE 5 WITH RESPECT TO BUTAMAX TRADE SECRETS, (B) A BREACH WITH RESPECT TO ARTICLE 5 BASED ON ANY OTHER BUTAMAX CONFIDENTIAL INFORMATION (PROVIDED THAT SUCH BREACH WAS THE RESULT OF BAD FAITH, NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD) OR (C) ANY AMOUNTS PAYABLE TO A THIRD PARTY PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS ARISING UNDER ARTICLE 8.5, NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER FOR SPECIAL, INCIDENTAL, EXEMPLARY, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) OR CONSEQUENTIAL DAMAGES THAT MAY BE INCURRED PURSUANT TO THIS LICENSE AGREEMENT OR PERFORMANCE HEREUNDER.

8.4    Health and Safety Hazards WHILE IT IS BELIEVED THAT HTE ORIDINARY AND ANTICIPATED USE OF HTE LICENSED INTELLECTUAL PROPERTY, AND PRODUCTS MADE THEREBY, WILL NOT RESULT IN SAFETY OR HEALTH HAZARDS TO WORKERS OR TO PURCHASERS OF SUCH PRODUCTS IF USED, OEPRATED, STORED, LOADED AND/OR TRANSPORTED CORRECTLY, BUTAMAX DOES NOT WARRANTE OR GUARANTEE AGAINST SUCH HEALTH OR SAFETY HAZARDS (AND EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES AND GUARANTEES). FURTHER BUTAMAX DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND INDEMNITIES OWED FOR ANY ACTION BY HIGHWATER TO USE THE BUTAMAX UNIT FOR ANY PURPOSE OTHER THAN AS PROVIDED HEREIN OR IF HIGHWATER OPERATIONS THE BUTAMAX UNIT CONTRARY TO DIRECTION PROVIDED BY BUTAMAX.

8.5    Indemnities HIGHWATER HAS SOLE RESPONSIBILITY FOR THE PLANT (INCLUDING OPERATION THEREOF) AND SALE OF ANY PRODUCTS PURSUANT TO THIS LICENSE AGREEMENT. ACCORDINGLY, TO THE EXTENT PERMITTED BY THE LAW OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA, HIGHWATER SHALL INDEMNIFY, DEFEND, AND HOLD BUTAMAX AND ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, AND CONSULTANTS, (COLLECTIVELY, “BUTAMAX INDEMNITEES”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, OBLIGATIONS, CAUSES OF ACTION, LIABILITY, LOSSES, FINES, COSTS AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ATTORNEY FEES AND COURT COSTS), INJURIES TO PERSOMS (INCLUDING DEATH) OR PROPERTY (INCLUDING, WITHOUT LIMITATION, LOSS OF USE), PRODUCT LIABILITY CLAIMS (COLLECTIVELY, "LIABILITIES"), WHATEVER THE CAUSE MAY BE, BASED UPON, ARISING OUT OF, OR RELATED TO (A) THE ACTS OR OMISSIONS OF HIGHWATER AND ITS AFFILIATES AND/OR ANY OF THEIR EMPLOYEES, OFFICERS, EMPLOYEES, OFFICERS, AND CONSULTANTS OR OTHER PERSONS ACTION ON THEIR BEHALF OR UNDER THEIR CONTROL (“HIGHWATER PARTIES”), IN CONNECTION WITH HIGHWATER'S EXECUTION, DELIVERY AND PERFORMANCE OF, OR FAILURE TO PERFORM UNDER, THIS LICENSE AGREEMENT,

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INCLUDING INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OF ANY INTELLECTUAL PROPERTY (EXCEPT TO THE EXTENT THAT BUTAMAX IS RESPONSIBLE FOR INDEMNIFYING the HIGHWATER INDEMNITEES PURSUANT TO THIS SECTION FOR SUCH INFRINGEMENT), (B) FRAUD, NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT OF ANY OF THE HIGHWATER PARTIES IN PERFORMING ANY ACTIVITY OR MAKING ANY OMISSION, IN CONNECTION WITH THIS LICENSE AGREEMENT, (C) BREACH BY HIGHWATER OF ANY PROVISION OF THIS LICENSE AGREEMENT, AND (D) IMPLEMENTATION OF ANY THIRD PARTY TECHNOLOGY OR INTELLECTUAL PROPERTY AT THE PLANT; EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE ESTABLISHED IN A COURT OF LAW OR ARBITRATION TO HAVE BEEN CAUSED SOLELY AND DIRECTLY BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MNISCONDUCT, OR BREACH OF THIS LICENSE AGREEMENT, ON THE PART OR ON BEHALF OF BUTAMAX OR ANY OF ITS AFFILIATES.

DURING THE LICENSE TERM BUTAMAX AGREES TO IDEMNIFY AND HOLD HIGHWATER AND ITS AFFILITES, OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, AND CONSULTANTS, (COLLECTIVELY, "HIGHWATER INDEMNITEES") HARMLESS FROM ANY AND ALL LIABILITIES PERTAINING TO *** (B), SUBJECT TO THE RECEIPT OF REQUIRED PERMITS AND CONSENTS, THAT THE INSTALLATION AND OPERATION OF THE PROJECT NEMO FACILITY FOR THE INTENDED PURPOSES WILL CONFORM WITH ALL APPLICABLE LAWS, OR (2) BREACH BY BUTAMAX OF ANY PROVISION OF THIS LICENSE AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE ESTABLISHED IN A COURT OF LAW OR ARBITRATION TO HAVE BEEN CAUSED SOLELY AND DIRECTLY BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR BREACH OF THIS LICENSE AGREEMENT, ON THE PART OR BEHALF OF HIGHWATER OR ANY OF ITS AFFILIATES.

FURTHER, IN THE EVENT THAT BUTAMAX HAS AN OBLIGATION TO INDEMNIFY AND/OR HOLD HARMLESS HIGHWATER IN ACCORDANCE WITH 1(A) OF THE FOREGOING PARAGRAPH, UPON RECEIVING WRITTEN NOTICE FROM BUTAMAX, THE PARTIES SHALL MEET TO DISCUSS THE ACTIVITIES GIVING RISE TO SUCH INDEMNIFICATION AND SHALL REASONABLY COOPERATE TO MITIGATE ANY RELATED DAMAGES. FOLLOWING SUCH MEETING, BUTAMAX MAY REQUIRED AT ITS SOLE DISCRETION, HIGHWATER TO (A) MAKE MODIFICATIONS TO THE EXTENT THAT SUCH MODIFICATIONS DO NOT MATERIALLY ADVERSELY AFFECT THE APPLICABLE PROCESS AND/OR (B) CEASE USE AND OPERATIONG OF THE PROJECT NEMO FACILITY, AND IN THE EVENT OF THE FOREGOING (B), ANY AND ALL HIGHWATER PAYMENT OBLIGATION AS PROVIDED IN THE DEFINITIVE AGREEMENTS SHALL IMMEDIATELY BE SUSPENDED, UNTIL NOTIFIED BY BUATMAX ***

If a BUTAMAX Indemnitee or HIGHWATER Indemnitee (each, an “Indemnitee”) shall receive notice or otherwise learn of the assertion by a third party of any claim or of the commencement by any such third party of any action with respect to which HIGHWATER or BUTAMAX (each, an “Indemnifying Party”) may be obligated to provide indemnification to such Indemnitee pursuant to this License Agreement (collectively, a "Third Party Claim"), such Indemnitee shall give such Indemnifying Party written notice thereof as promptly as practicable (and in any event within forty-five (45) days) after becoming aware of such Third Party Claim, describing the Third Party Claim in reasonable detail. Notwithstanding the foregoing, failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 8.5, except and only to the extent that such Indemnifying Party is materially prejudiced by such failure. An Indemnifying Party may elect (but shall not be required) to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Third Party Claim. Within forty-five (45) days after the receipt of notice from an Indemnitee in accordance with this Section, the Indemnifying Party shall notify the Indemnitee of such election, which election shall specify any reservations or exceptions to its defense. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee; provided, however, in the event that (a) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice or (b) the Third Party Claim involves injunctive or equitable relief, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section, such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party. The indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with a Third Party Claim.

Notwithstanding the foregoing, during the License Term, if any Third Party Claim involves an allegation of infringement of any patent held by said third party in connection with the Project Nemo Facility, HIGHWATER will promptly give notice to BUTAMAX of said claim or litigation and BUTAMAX, at the sole cost and expense of BUTAMAX, and under BUTAMAX’s sole authority and control, will have the sole right to defend such Third Party Claim (subject to HIGHWATER'S indemnification obligations set forth in this Section 8.5).

ARTICLE 9 - PATENT MAINTENANCE AND INFRINGEMENT

9.1     Patent Maintenance Nothing herein shall be construed as obligating BUTAMAX to file or prosecute any patent application or to maintain any Patent.

9.2    Third Party Infringement Should HIGHWATER become aware of any third party infringement, misappropriation or other violation of BUTAMAX Intellectual Property as it pertains to the license granted herein, HIGHWATER shall timely notify BUTAMAX and BUTAMAX may take any action, or take no action at all, at its sole discretion. For clarity, BUTAMAX shall retain all amounts recovered in any such action or settlement thereof.

ARTICLE 10 - GOVERNMENTAL CONTROL

10.1    Governmental Prohibition Neither Party shall be required to furnish information over governmental prohibition or objection and BUTAMAX may supply any information that upon advice of counsel is necessary or helpful for prosecution of any court or patent office proceeding.

10.2    Governmental Regulation All activities of BUTAMAX and HIGHWATER pursuant to this License Agreement shall comply with all applicable laws, rules and regulations including, without limitation, the export control regulations of the United States. HIGHWATER shall use its reasonable best efforts to obtain necessary licenses, permits and approvals with respect to its obligations under this License Agreement.    HIGHWATER will comply with all legal requirements, including but not limited to, all applicable laws, statutes, regulations, and treaties relating to the marketing, sale, storage, shipment, and distribution of Products.

ARTICLE 11 - FORCE MAJEURE

Neither Party shall be responsible to the other Party for damages or breach of this License Agreement, or shall be subject to termination of this License Agreement by the other Party, for delay or failure in performance of any of the obligations imposed by this License Agreement (other than to make payment of any money due pursuant to this License Agreement or any of the other Definitive Agreements), if the delay or failure is occasioned by a cause beyond the reasonable control of (and without the fault or negligence of), that Party, such as fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of materials, court order or governmental interference, riot or war. The Party seeking such relief shall (a) take all reasonable steps to overcome or minimize such delay or failure in performance as promptly as is practical (b) promptly notify the other Party of the nature and particulars thereof and expected duration of the delay or failure of performance, and (c) promptly notify the other Party when the cause beyond its reasonable control is no longer causing delay or failure in performance. Notwithstanding the aforesaid, if either Party fails to fulfill any of its material obligations under this License Agreement in accordance with the foregoing sentence for a period of at least three (3) months, the other Party may terminate the License Agreement upon thirty (30) days advance written notice of termination, subject to the dispute resolution terms provided in Article 13. For clarity, the terminating Party shall have all rights and remedies available at law or in equity or otherwise arising from such breach.

ARTICLE 12 - APPLICABLE LAW

This License Agreement is acknowledged to have been made in and shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, United States of America, excluding its conflicts of laws provisions; provided that all questions concerning patent applications and patents shall be decided in accordance with the federal laws of United States of America, in each instance without regard to conflict of laws principles.

ARTICLE 13 - DISPUTE RESOLUTION

(a)     If any dispute arising out of or relating to this License Agreement is not settled promptly in the ordinary course of business, the Parties shall seek to resolve such dispute, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by a designated senior management representative of each Party. If the Parties are unable to resolve the dispute between them within twenty (20) business days (or such period as the Parties shall otherwise agree in writing) through these face-to-face negotiations, then any such disputes shall be resolved in the manner set forth in subsection (b) below.

(b)    Any dispute, controversy or claim arising out of or relating to this License Agreement, including the breach, termination or validity thereof shall be finally resolved by arbitration in accordance with the Commercial Rules of the American Arbitration Association (the “AAA”) then in effect by three arbitrators of whom each Party shall appoint one arbitrator which arbitrators shall jointly appoint the third arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Minneapolis, Minnesota. Recognizing the importance to the Parties of a quick resolution of any dispute, the Parties shall provide such information as will permit the arbitration to proceed expeditiously and shall join in asking the arbitrators to schedule the arbitration for a date no later than three months after appointment of the arbitrators. The Parties shall join in requesting that such arbitration be conducted in a hearing not to exceed five (5) consecutive business days. Further, the arbitrators are expressly authorized to award such interim measures, including, but not limited to injunctive relief, that they deem necessary upon the application of either Party supported by affidavits.

(c)    In the event the arbitrators have determined that a breach of this License Agreement or that the dispute otherwise justifies the award of relief or damages, the arbitrators shall be expressly authorized to grant such legal, equitable and/or other relief as they deem appropriate, including specific performance, injunctive relief and monetary damages. Notwithstanding the foregoing, within 30 days of receipt of any award, any Party may notify the AAA of an intention to appeal to a second arbitral tribunal, constituted in the same manner as the initial tribunal, and the appeal tribunal shall be entitled to adopt the initial award as its own, modify the initial award or substitute its own award for the initial award, provided that the appeal tribunal shall not modify or replace the initial award except for clear errors of law or because of clear and convincing factual errors. The decision of the arbitral panel, or if an appeal is made, the appeal tribunal shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

(d)    Prior to the appointment of the arbitral tribunal, either Party may seek injunctive relief from any court of competent jurisdiction in order to enforce compliance with the provisions of this Article 13 or otherwise in aid of arbitration or to maintain the status quo or prevent irreparable harm in aid of arbitration. The arbitrators shall have full authority to order the Parties to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitrators' orders to that effect. The Parties hereby submit to the non-exclusive jurisdiction of the federal and state courts located in Minnesota and Delaware for the purposes set forth in this Section and to enforce any arbitration award rendered by the arbitrators.

(e)     All offers, promises, communications, statements and actions during the course of any informal dispute resolution process, and any non-binding mediation or arbitration, by any Party or individual: (1) are confidential, privileged and may not be disclosed (including by any mediator); and (2) are inadmissible, are not discoverable and may not be used (or referred to) for any purpose, including impeachment of any other testimony in an arbitration, judicial, administrative or regulatory proceeding; (3) stays all statutory or contractual limitations that limit a Party’s right to litigate.

(f)     All mediation or arbitration proceedings pursuant to this Article 13, and awards made pursuant to such proceedings, shall be kept confidential by the Parties, except as may be necessary for a Party to exercise its rights to appeal a decision of an arbitral panel to an appeal tribunal or to have a court enter judgment based on the arbitration.

(g)     The Parties may agree to private arbitration and all terms in this Section shall apply to such private arbitration.

ARTICLE 14 - TERMINATION

14.1    Normal Termination Date This License Agreement, unless earlier terminated as provided hereinafter, shall automatically terminate on the tenth (10th) anniversary of its Effective Date or upon the expiration of the last to expire of the Patents licensed hereunder, whichever date shall last occur. All licenses and rights granted hereunder pursuant to Section 2 shall be fully paid-up and vest upon termination pursuant to Article 14.1, assuming compliance with all Payment terms provided in the Lease.

14.2    Termination as a Result of Material Breach In the event of material breach of this License Agreement or any Definitive Agreement, the Party not in breach may provide notice thereof to the Party in breach. The Party in breach shall have a sixty (60) day period, after receiving said notice, to correct the breach. If not corrected during said sixty (60) day period, the Party not in breach may terminate this License Agreement, and any Definitive Agreement by sending written termination notice to the Party in breach. Failure to make any Payment when due and violation of either Article 6 or Article 3 by HIGHWATER shall be deemed to constitute a material breach of this License Agreement. Termination shall be effective upon receipt of said notice and is cumulative to other rights and remedies available at law or in equity or otherwise that the terminating Party may have arising from the breach. BUTAMAX may terminate this License Agreement and any Definitive Agreement automatically as provided below.
14.3    Potential Termination for Events of Default Should HIGHWATER undergo any Event of Default, or should HIGHWATER (1) become insolvent or unable to pay its debts as they mature, or (2) make an assignment for the benefit of creditors, or (3) permit or procure the appointment of a receiver, trustee, or similar party for all or substantially all of its assets related to this License Agreement or that are provided to HIGHWATER pursuant to the terms hereof, or (4) become the subject of, or be authorized to commence (whether by its board of directors or such other person or entity having authority to direct HIGHWATER), any bankruptcy, insolvency receivership, reorganization or similar proceeding by or against HIGHWATER, or (5) experience an Event of Default as defined in the Technology Demonstration Risk Reduction Agreement, or (6) the institution of any reorganization, restructuring, arrangement, or other readjustment of debt plan of HIGHWATER not involving the Bankruptcy Code, or (7) any corporate action taken by the board of directors of HIGHWATER or such other Person having authority to direct HIGHWATER in furtherance of any of the foregoing (1) through (6); then BUTAMAX may terminate this License Agreement (including the licenses granted to HIGHWATER herein) immediately upon being informed of such events. Should HIGHWATER cure within thirty (30) days, subject to the terms of the Security and Technology Risk Reduction Agreements, BUTAMAX will reinstate the licenses granted herein. All of BUTAMAX's rights and remedies for such breaches or other actions are cumulative to all other rights and remedies available at law, in equity or otherwise, and may be exercised concurrently or separately.

14.4     Termination for Patent Challenge
(a)    BUTAMAX may terminate this License Agreement and the licenses granted hereunder upon thirty (30) days prior written notice in the event that HIGHWATER or any of its Affiliates initiates a challenge regarding or otherwise challenges the enforceability or validity of any BUTAMAX Intellectual Property in any judicial or administrative proceeding, or assists in any way in any such challenge (including by providing funding) of the enforceability or validity of any BUTAMAX Intellectual Property, and does not terminate, or cause the applicable third party to terminate, such challenge within such thirty (30) day period.

(b)    If HIGHWATER decides to challenge the validity or enforceability of any BUTAMAX Intellectual Property, HIGHWATER covenants that it will give BUTAMAX at least ninety (90) days’ notice thereof prior to commencement of a proceeding that it initiates, controls, or funds in whole or in part or in which HIGHWATER assists. Such notice shall identify all prior art that HIGHWATER intends to rely upon in such challenge. Notwithstanding anything to the contrary herein, failure to comply with any part of this subsection 14.4(b) shall result in automatic termination of this License Agreement. Without limiting the foregoing, HIGHWATER shall not be entitled to recover fees payable, if any, under the Definitive Agreement during the course of a legal challenge or contest to the validity, enforceability or priority of any BUTAMAX Intellectual Property, even if such challenge or contest should be successful.

14.5    Termination in accordance with other Definitive Agreements
This License Agreement shall terminate in accordance with the terms of the other Definitive Agreements to the extent, and subject to the terms, set forth therein.

14.7    Effect of Early Termination on Confidential Information
Following termination of the License Agreement pursuant to Article 14.2, 14.3, 14.4, or 14.5, HIGHWATER shall thereafter cease to use BUTAMAX Confidential Information disclosed to HIGHWATER and information derived there from. All BUTAMAX Confidential Information and derivative information shall be returned to BUTAMAX, or be destroyed if BUTAMAX provides written authorization, within thirty

(30) days following termination. Following termination of the License Agreement pursuant to Article 14.2, 14.3, 14.4, or 14.5, HIGHWATER shall thereafter cease to use BUTAMAX Intellectual Property, Improvements (as applicable) and/or Inventions. Further immediately upon termination:
(a)    HIGHWATER shall immediately stop operating the Project Nemo Facility and stop selling Products;
(b)     HIGHWATER shall confirm steps taken to assure (a) in writing within sixty (60) days of the effective date of termination of this License Agreement; and
(c)     HIGHWATER shall provide a detailed final report to BUTAMAX describing the previous years’ operating performance up to date immediately preceding action in (a) of the Project Nemo Facility and any other details requested by BUTAMAX, including the confirmation provided in (b).

14.8    Continuing Obligations Following Termination of this License Agreement by either Party shall not affect any rights accrued or obligations incurred pursuant to this License Agreement prior to the effective date of such termination to (a) abide by the obligations of non-use and confidentiality as provided in Article 5; (b) make payment of any sum due to BUTAMAX pursuant to Article 6, including for payment for the sale or transfer of any quantity of Product manufactured prior to termination of this License Agreement but sold or transferred thereafter; and, (c) furnish written reports and keep adequate records as provided in Article 7. In addition, the following provisions, together with any other provisions that expressly specify that they survive, shall survive expiration or termination of this License Agreement: Articles and Sections 1, 2.2, 2.3, 2.5, 2.6, 2.7, 2.8, 2.9, 4, 5 (in accordance with such Section), 8, 10.1, 12, 13, 14.7, 15 and 16.

ARTICLE 15 - ASSIGNABILITY

For clarity, the rights, benefits, and obligations of HIGHWATER under (or relating to) this License Agreement (including any licenses or sublicenses granted pursuant to this License Agreement) are personal to HIGHWATER. HIGHWATER shall not assign (including in a bankruptcy or similar proceeding) or assume in a bankruptcy or similar proceeding this License Agreement or any rights, benefits, or obligations under or relating to this License Agreement, in each case whether by operation of law or otherwise, this License Agreement without the prior written consent of BUTAMAX, which BUTAMAX may withhold in its sole discretion. Any attempted assignment or assumption without the prior written consent of BUTAMAX or that otherwise contravenes the terms of this License Agreement shall be void ab initio and of no force or effect; provided that, without limiting any provision of this License Agreement, in the event of an attempted assignment or assumption in contravention of this Section 15, this License Agreement (and any licenses or sublicenses granted hereunder) shall be subject to automatic termination.

ARTICLE 16 - MISCELLANEOUS

16.1    Entire Understanding This License Agreement and the Definitive Agreements constitute the entire agreement between the Parties on the subject matter hereof and this License Agreement shall not be amended, altered or changed except by a further writing signed by the Parties hereto. Any prior representations, warranties or agreements between the Parties, whether written or oral, pertaining to license of the Project Nemo Facility that are not contained in this License Agreement are superseded by this License Agreement.

16.2     Intentionally Left Blank

16.3    Relationship of the Parties Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect.

16.4     Bankruptcy Code 365(n) The Parties acknowledge and agree that this License Agreement is for the purposes of Section 365(n) of the United States Bankruptcy Code a license of rights to “intellectual property” as defined under Section 101(56) of the U.S. Bankruptcy Code. Except as expressly permitted by this License Agreement, this License Agreement cannot be assumed or assumed and assigned by a trustee or debtor-in-possession in bankruptcy of HIGHWATER as set forth in Section 365(c)(1) of the United States Bankruptcy Code or any similar provisions of state or federal law, provided the party assuming or the party to whom such is assigned is not a Competitor as defined in the Agreements and executes an Agreement confirming that it is bound to all the terms and provisions of the Agreements by and between Highwater and Butamax.

16.5    Reservation of Rights Except as is specifically provided herein, nothing in this License Agreement or any Definitive Agreement shall be construed to limit the rights of BUTAMAX or its Affiliates in any way. It is specifically understood by the Parties that BUTAMAX reserves the right itself or through its Affiliates to practice any BUTAMAX Intellectual Property and to license, assign or otherwise transfer such rights to other parties for any purpose whatsoever. Nothing in this License Agreement or any Definitive Agreement shall be construed as obligating BUTAMAX to grant any additional rights to any existing or future BUTAMAX Intellectual Property to HIGHWATER beyond the scope of the license grant provided herein.

16.6    Severability In case any one or more of the provisions contained in this License Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision that shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of the License Agreement.

16.7    Amendment; Waiver Any provision of this License Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. A waiver of any breach of any provision of this License Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this License Agreement.

16.8    Headings and Subheadings The headings and subheadings in this License Agreement are included herein for ease of reference only and have no legal effect and shall not be used in interpreting this License Agreement.

16.9    Interpretation For clarity, the rules of interpretation set forth in Section 1 of the Lease are incorporated herein by reference and shall apply as if fully set forth herein mutatis mutandis.

16.10    Security Agreement Notwithstanding anything to the contrary herein, all rights and remedies available to BUTAMAX under the Security Agreement shall be available to BUTAMAX herein.

16.11    Notices Service of all notices under this License Agreement shall be sufficient and deemed given if delivered personally or sent by facsimile (with confirmation of receipt), by registered or certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier service, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.

If to BUTAMAX:

Chief Operating Officer
Butamax Advanced Biofuels, LLC
Building 356, DuPont Experimental Station
Wilmington, DE 19880

If to HIGHWATER:

Chief Executive Officer
Highwater Ethanol LLC
24500 U.S. 14
Lamberton, MN

16.12    No Third Party Beneficiaries This License Agreement is solely for the benefit of the Parties hereto and is not intended to confer upon any other person or entity except the Parties hereto any rights or remedies hereunder.

16.13    Successors and Assigns This License Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

16.14    Counterparts This License Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

16.15    Expenses Except as otherwise expressly provided in this License Agreement, all costs and expenses incurred in connection with this License Agreement and the actions contemplated hereby shall be borne by the Party incurring such expenses.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives and have entered the Effective Date on the first page hereof.

Highwater Ethanol LLC	Butamax Advanced Biofuels LLC
By: /s/ Brian Kletscher	By: /s/ Brenda Head
Name: Brian Kletscher	Name: Brenda Head
Title: CEO	Title: VP-Us Commercialization
Date: 9/27/2013	Date: 25 Sept 2013

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TECHNOLOGY LICENSE AGREEMENT

EXHIBIT 1 - Description of BUTAMAX INTELLECTUAL PROPERTY and Technical Information

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*** Confidential material redacted and filed separately with the Commission.

TECHNOLOGY LICENSE AGREEMENT

EXHIBIT 2 - Technical Services details and transmittal of information between BUTAMAX and HIGHWATER

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